                                                                    Exhibit 23.1


The Directors
Meadow Farms Limited
Darts Farm Business Park
Topsham
EXETER
EX3 0QH


Dear Sirs

MEADOW FARMS LIMITED

We consent to the inclusion in the Form 8-K of Horizon Organic Holding Corporation dated 14 August 2000, and by reference in the registration statement on Form S-8 of Horizon Organic Holding Corporation, of our audit report given within the meaning of Section 235 of the UK Companies Act 1985 in respect of the statutory accounts of Meadow Farms Limited for the year ended 31st May 2000.


KPMG

Cardiff, Wales
August 14, 2000